Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-1 of our report dated October 22, 2020, except as to note 21, which is as of January 12, 2021, on our audits of the consolidated financial statements of Trulieve Cannabis Corp. We also consent to the reference to our firm under the caption “Experts”.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
February 2, 2021
Ottawa, Canada